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                                                                   EXHIBIT 21.01

                                 EXHIBIT 21.01
                              SUBSIDIARIES OF GREY
                             (as of March 1, 1994)

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   Name                                                             Jurisdiction of Organization
   ----                                                             ----------------------------
Alonso y Asociados S.A.                                                         Mexico
AS Grey Oy                                                                      Finland
Beaumont-Bennett Inc.                                                           New York
CR Grey Advertising Pte. Ltd.                                                   Singapore
CSS Grey                                                                        Cyprus
Cenajans Grey Reklamcilik A.S.                                                  Turkey
Creative Collaboration Grey S.A.                                                Switzerland
Crescendo Productions Inc.                                                      New York
Dialogic S.A.                                                                   Belgium
Dorland Grey S.A.                                                               Belgium
Dorland Grey S.A.                                                               France
Esfera Grey, S.A.                                                               Columbia
Fischer-Grey, C.A.                                                              Venezuela
Font Vaamonde Inc.                                                              Delaware
G2 Advertising Inc.                                                             California
GCG Norge A/S                                                                   Norway
GCG Scandinavia A/S                                                             Denmark
GCI Italy S.r.l.                                                                Italy
GCI Group Inc.                                                                  New York
GCI - Ringpress GmbH                                                            Germany
GCI Group Ltd.                                                                  United Kingdom

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
GEM FC Inc.                                                                     California
Great Productions Inc.                                                          Delaware
Great Spot Films Ltd.                                                           Delaware
Grey Advertising (Hong Kong) Ltd.                                               Hong Kong
Grey Advertising (NSW) Pty. Limited                                             Australia
Grey Advertising (New Zealand) Ltd.                                             New Zealand
Grey Advertising de Venezuela, C.A.                                             Venezuela
Grey Advertising (Victoria) Pty. Ltd.                                           Australia
Grey Advertising Inc.                                                           Maryland
Grey Advertising Ltd.                                                           Canada
Grey Argentina S.A.C. y de P.                                                   Argentina
Grey Athens Advertising S.A.                                                    Greece
Grey Australia Pty. Limited                                                     Australia
Grey Austria GmbH                                                               Austria
Grey Chile S.A.                                                                 Chile
Grey Communications Group A/S                                                   Denmark
Grey Communications Group B.V.                                                  The Netherlands
Grey Communications Group Ltd.                                                  United Kingdom
Grey-Daiko Advertising, Inc.                                                    Japan
Grey Denmark A/S                                                                Denmark
Grey Diciembre S.A.                                                             Uruguay
Grey Direct Inc.                                                                Delaware
Grey Direct International GmbH                                                  Germany
Grey Directory Marketing Inc.                                                   Delaware
Grey Dusseldorf GmbH Co. Kommanditgesellschaft                                  Germany

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
Grey Entertainment Inc.                                                         New York
Grey Espana S.A.                                                                Spain
Grey Holding S.A.                                                               Belgium
Grey Holdings A.B.                                                              Sweden
Grey Holdings Pty. Ltd.                                                         South Africa
Grey IFC Inc.                                                                   Delaware
Grey India Inc.                                                                 Delaware
Grey Advertising (Malaysia) Sdn. Bhd.                                           Malaysia
Grey Media Connections Inc.                                                     New York
Grey Mexico, S.A. de C.V.                                                       Mexico
Grey Peru S.A.                                                                  Peru
Grey Strategic Marketing Inc.                                                   Delaware
Grey Thailand Co. Ltd.                                                          Thailand
Greycom SARL                                                                    France
Gross Townsend Frank Hoffman Inc.                                               New York
Hwa Wei Grey Advertising Co. Ltd.                                               Taiwan
Indigo Entertainment Inc.                                                       Delaware
JCH Group Ltd.                                                                  New York
Local Marketing Corporation                                                     Ohio
Milano e Grey S.p.A.                                                            Italy
National Research Foundation for
  Business Statistics, Inc.                                                     New York
Principal Communications Inc.                                                   Delaware

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
Preferred Professionals Inc.                                                    New York
Rada Communications Inc.                                                        Delaware
Rigel Limited                                                                   Cayman Islands
SEK Grey Ltd.                                                                   Finland
The Tape Center Inc.                                                            Delaware
300 East 42nd Street Promotions, Inc.                                           New York
Trace, S.A.                                                                     Spain
Triple Seven Concepts Inc.                                                      Delaware
Visual Communications Group Inc.                                                New York
W&L/Dialog Grey AG                                                              Switzerland
West Indies Grey Advertising Inc.                                               Puerto Rico
Z&G Grey Comunicacao Ltda.                                                      Brazil

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